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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 1 under the Securities Act of 1933 and Amendment No. 1 under the Investment Company Act of 1940 to the Registration Statement on Form N-4 ("Registration Statement") of our report dated March 7, 2008 relating to the financial statements of PHL Variable Insurance Company which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Hartford, Connecticut
April 4, 2008